UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2007

CHL Mortgage Pass-Through Trust 2007-17
 (Exact name of the issuing entity)
Commission File Number of the issuing entity: 333-140958-16

CWMBS, Inc.
 (Exact name of the depositor as specified in its charter)
Commission File Number of the depositor: 333-140958

Countrywide Home Loans Inc.
 (Exact name of the sponsor as specified in its charter)

Delaware	95-4449516
(State or other Jurisdiction of Incorporation of the depositor)	(IRS Employer Identification No. of the depositor)

4500 Park Granada Calabasas, California	91302
(Address of Principal Executive Offices of the depositor)	(Zip Code)

The depositor’s telephone number, including area code: (818) 225-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 30, 2007, CWMBS, Inc. (the “Depositor”) created CHL Mortgage Pass-Through Trust 2007-17 (the “Issuing Entity”) pursuant to a Pooling and Servicing Agreement, dated as of August 1, 2007 (the “Pooling and Servicing Agreement”), among the Depositor, Countrywide Home Loans, Inc., as a seller, Park Grananda LLC, as a seller, Park Monaco Inc., as a seller, Park Sienna LLC, as a seller, Countrywide Home Loans Servicing LP, as master servicer and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

On September 11, 2007, the Depositor transferred the Supplemental Mortgage Loans to the Issuing Entity. The loan level data tape attached hereto as Exhibit 99.1 describes characteristics of each Initial Mortgage Loan and each Supplemental Mortgage Loan as of the related Cut-off Date.

“Cut-off Date” means, with respect to any Initial Mortgage Loan, the Initial Cut-off Date, and in the case of any Supplemental Mortgage Loan, the related Supplemental Cut-off Date.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

Exhibit No.	Description
99.1	Characteristics of the Mortgage Loans

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CWMBS, INC.

By: /s/ Darren Bigby
Name: Darren Bigby
Title: Executive Vice President

Dated: September 12, 2007

Exhibit Index

Exhibit No.	Description
99.1	Characteristics of the Mortgage Loans